Exhibit 99.1

SYSCO Corporation                              NEWS RELEASE
1390 Enclave Parkway                           ------------
Houston, Texas 77077-2099
(281) 584-1390
                                               FOR MORE INFORMATION
                                     CONTACT:  Diane Day Sanders
                                               Vice President and Treasurer



        SYSCO INCREASES EARNINGS PER SHARE 14 PERCENT ON 9 PERCENT SALES
                      GROWTH FOR FIRST QUARTER FISCAL 2002



     HOUSTON, October 17, 2001 -- SYSCO Corporation (NYSE: SYY) today announced diluted earnings per share of $0.24 for the 13 weeks ended September 29, 2001. This represents a 14 percent gain over a particularly strong quarter last year, during which earnings per share increased 34 percent to $0.21 (on a post-split basis) for the initial quarter of fiscal 2001. First quarter 2002 sales were $5.83 billion, a 9 percent increase in comparison to the $5.36 billion posted during the same period last year.

     Charles H. Cotros, SYSCO's chairman and chief executive officer, said, "We are very pleased with SYSCO's first quarter 2002 earnings performance, particularly in light of the recent softness in the economy and the tragic events of September 11. Historically, during periods of lower industry growth and slowing economic conditions, SYSCO has outperformed the industry and gained market share through sound strategies and prudent financial management.

     "Following the attacks on the United States and the events that unfolded in the ensuing weeks, there was understandably a period of confusion and uncertainty in our country and in the entire world," Mr. Cotros continued. "The reduced demand experienced by some of our customers -- specifically hotel, resort and convention businesses that rely on air transportation -- impacted certain of our operating companies. SYSCO's financial results are a tribute to the managers and associates in our operations who performed admirably in responding to customers throughout this crisis. Toward the end of the quarter, overall sales trends at our operating companies began to firm and have continued to improve each week thereafter as people began to return to normality."

     Mr. Cotros added that SYSCO's internal growth for the first fiscal quarter was 5.32 percent, composed of 1.65 percent real sales growth and 3.67 percent food cost inflation. Acquisitions contributed 3.42 percent to total sales growth in the first quarter. This compares to 8.16 percent real sales growth, 1.69 percent food cost inflation and 5.25 percent acquisition effect reported for the first quarter of fiscal 2001.


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     Mr. Cotros also noted the continued  success of SYSCO Brand product  sales, which accounted for 55.5 percent of marketing associate-served sales for the quarter, as compared to 52.6 percent during last year's first quarter. Sales to marketing associate-served customers, those independent foodservice operators supported by the knowledge and expertise of SYSCO's approximately 7,700 marketing associates, increased to 57.2 percent of broadline sales for the first quarter compared to 55.6 percent in the first quarter of fiscal 2001. Also during the quarter, a "fold-out" operation in Sacramento, California began shipping to customers and construction progressed on facilities in Las Vegas, Nevada and Columbia, South Carolina.

     "We remain bullish on our industry and our business," he concluded, "and our growth and investment strategies remain intact. We are aggressively pursuing market share, investing in the future of our business and continuing our commitment to increase the ranks of our sales professionals. We continue to seek appropriate acquisition candidates and expand our warehouse and distribution capabilities to effectively serve our customers as the need arises. In difficult times like these, our marketing associates become even more important to our customers as they assist them with inventory and cost controls and help them create new avenues to succeed in their endeavors. We are confident that the strategies we have in place and the numerous value-added services we can offer will help our customers operate their businesses more efficiently and successfully, while generating the blueprint for our own success."

     SYSCO is the largest foodservice marketing and distribution organization in North America. For the fiscal year that ended June 30, 2001, the company reported sales of $21.8 billion. SYSCO provides food and related products and services to approximately 370,000 restaurants, healthcare and educational facilities, lodging establishments and other foodservice customers. The SYSCO distribution network extends throughout the contiguous United States and portions of Alaska, Hawaii and Canada.

Forward-Looking Statements

     Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They include statements regarding continued success of SYSCO Brand product sales, implementation and timing of "fold-out" operations and acquisitions, expansion of warehouse and distribution capabilities, increasing sales staff, foodservice industry growth, sales trends, SYSCO's ability to outperform the foodservice industry and gain market share and SYSCO's ability to achieve its long-term growth objectives. These statements involve risks and uncertainties and are based on management's current expectations and estimates; actual results may differ materially. Those risks and uncertainties that could impact these statements include the risks relating to the foodservice distribution industry's relatively low profit margins and sensitivity to general economic conditions, including the current economic downturn; SYSCO's leverage and debt risks; the successful completion of acquisitions and integration of acquired companies; the risk of interruption of supplies due to lack of long-term contracts, severe weather, work stoppages or otherwise; and internal factors such as the ability to control expenses. In addition, the decision to pursue acquisitions and "fold-outs" could vary due to construction schedules and the timing of other expenditures, while the implementation and timing of "fold-out" operations and acquisitions could be impacted by competitive conditions, labor issues, weather, satisfactory completion of due diligence and other matters. For a discussion of additional factors that could cause actual results to differ from those described in the forward-looking statements, see the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 as filed with the Securities and Exchange Commission.


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The  comparative  financial  data for the first quarter of fiscal years 2002 and
2001 are summarized below.

($000 omitted except for per share data)

                                                                      For the 13-Week Period Ended
                                                                      ----------------------------
                                                           September 29, 2001                September 30, 2000
                                                       -------------------------         -------------------------
Sales                                                             $   5,828,678                       $ 5,360,174
Costs and expenses
    Cost of sales                                                     4,683,617                         4,322,784
    Operating expenses                                                  864,456                           787,497
    Interest expense                                                     15,864                            17,401
    Other, net                                                             (769)                             (633)
                                                       -------------------------         -------------------------
Total costs and expenses                                              5,563,168                         5,127,049
                                                       -------------------------         -------------------------

Earnings before income taxes                                            265,510                           233,125
Income taxes                                                            101,558                            89,170
                                                       -------------------------         -------------------------
Net earnings                                                      $     163,952                       $   143,955
                                                       =========================         =========================

Basic earnings per share                                          $        0.25                       $      0.22
                                                       =========================         =========================
Diluted earnings per share                                        $        0.24                       $      0.21
                                                       =========================         =========================

Basic average shares outstanding                                    666,765,148                       664,051,868
                                                       =========================         =========================
Diluted average shares outstanding                                  677,916,766                       674,185,530
                                                       =========================         =========================


Note: All share information has been adjusted for the 2-for-1 stock split of December 15, 2000.







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sysco8k1001.txt